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                                                                 EXHIBIT 10.7

                                 TRUST AGREEMENT


            THIS TRUST AGREEMENT (this "Agreement"), dated as of December
31, 1998, is entered into by and among LAKES GAMING, INC. (formerly known as GCI LAKES, INC.), a Minnesota corporation ("Lakes"), GRAND CASINOS, INC., a Minnesota corporation ("Company"), and FIRST UNION NATIONAL BANK, a national banking association with offices at 230 S. Tryon Street, Charlotte, North Carolina 28288, as Trustee (the "Trustee").

                                    RECITALS

         A. Lakes and Company have entered into a Distribution Agreement, dated the date hereof and certain ancillary agreements thereto (collectively, the "Distribution Agreement"), which provide for, among other things, (i) the transfer by Company to Lakes of all of the operations, assets and liabilities of Company and its subsidiaries comprising the Non-Mississippi Business (as defined therein) and (ii) the distribution (the "Distribution") to the holders of Company's common stock of all of the outstanding shares of Lakes' common stock.

         B. Lakes, Company, Hilton Hotels Corporation, a Delaware corporation, Park Place Entertainment Corporation (formerly known as Gaming Co., Inc.), a Delaware corporation and Gaming Acquisition Corporation, a Minnesota corporation ("Merger Sub") have entered into an Agreement and Plan of Merger, dated as of June 30, 1998 (the "Merger Agreement" and, together with the Distribution Agreement, the "Agreements"), which provides for, among other things, the merger of Merger Sub with and into Company (the "Merger") with Company as the surviving corporation.

         C. The Agreements provide that Lakes shall indemnify, save and hold harmless Company and certain of its related parties, with respect to certain matters upon the terms and subject to the conditions provided in the respective Agreements and that as a source of payment therefor (and not in lieu thereof) a trust estate shall be established for the protection of Company, its affiliates and subsidiaries.

         D. A material condition to the consummation of the transactions contemplated by both of the Agreements is that the parties hereto enter into this Agreement and that Lakes, Company and the Trustee enter into a Pledge and Security Agreement of even date herewith (the "Pledge and Security Agreement").

         E. The Trustee has agreed to hold the Trust Estate (as defined herein) in accordance with the terms and provisions contained herein, which Trust Estate shall be held for the benefit of Company with a reversionary interest in Lakes.





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                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                  1.       Defined Terms.

                  For purposes of this Agreement:

                  "Action" means any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

                  "Cash" means United States Dollars in such form as may, at the time, be legal tender for the payment of debts in the United States.

                  "Cash Equivalents" means Short-Term Treasuries or Joint Approval Cash Equivalents.

                  "Claim" has the meaning set forth in Section 5(a).

                  "Counter Notice" has the meaning set forth in Section 5(a).

                  "Event of Default" has the meaning assigned in the Pledge and Security Agreement.

                  "Joint Approval Cash Equivalents" means United States Dollar indebtedness in any of the following forms, if and to the extent the Trustee has been directed to invest in such indebtedness in a joint written investment direction signed both by the Representative and by the Indemnitee's Agent: (i) the outstanding short-term debt Securities of any corporation so long as such debt securities are rated at least "A" by Standard & Poor's Corporation and are not "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, (ii) marketable direct obligations guaranteed by the United States Government and backed by the full faith and credit of the United States, issued after July 18, 1984 and maturing within 90 days from the date of acquisition thereof, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days from the date of acquisition thereof and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time, neither of such rating services shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Company), (iv) certificates of deposit maturing within 90 days from the date of acquisition thereof and issued by any commercial bank which accepts deposits insured by the Federal Deposit Insurance Corporation and which has a combined capital and surplus greater than $500 million and a long term certificate of deposit rating in one of the two highest rating categories


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obtainable from either Standard & Poor's Corporation or Moody's Investors
Service, Inc. (or, if at any time, neither of such rating services shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Company) (any such commercial bank, an "Acceptable Bank"); (v) repurchase agreements, Eurodollar deposits and bankers acceptances maturing within 90 days from the date of acquisition thereof and issued by an Acceptable Bank; (vi) investments in money market funds that invest solely in (a) Short-Term Treasuries or repurchase agreements secured by Short-Term Treasuries or (b) Joint Approval Cash Equivalents of the type described in clauses (i) through (v) above or repurchase agreements secured by such Joint Approval Cash Equivalents; or (vii) any other instrument that is specifically approved in writing by Lakes and Company, if the Trustee receives opinions of counsel reasonably satisfactory to it stating that such writing has been duly authorized, executed and delivered by each of them and is binding upon and enforceable against each of them. Notwithstanding the foregoing provisions of this definition, any investment or security which otherwise would be a Joint Approval Cash Equivalent but for the fact such investment or security has a maturity date more than 90 days after the acquisition thereof, shall be deemed a Joint Approval Cash Equivalent if it is otherwise convertible, at the option and discretion of Trustee, into cash within 90 days of the date that the Trustee provides a conversion notice to the issuer of the security.

                  "Liabilities" means any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                  "Notice" has the meaning set forth in Section 5(a).

                  "Polo Plaza Project Liabilities" means any and all Liabilities relating to or arising from the Nevada Resort Properties Polo Plaza Limited Partnership or the purchase and/or development of the properties commonly known as the Polo Plaza Property, the Shark Club Property, the Travelodge Property and the Cable Center Property, including, but not limited to any and all Liabilities under the Polo Plaza Partnership Purchase Agreement, dated as of October 3, 1996, by and among Grand Casinos Nevada I, Inc. ("Nevada Sub") and Cloobeck Enterprises, Normie Gagerman, Stephen J. Cloobeck, Polo Limited Group, Polo Limited Group II, Samuel S. Lionel, and Bette Sawyer; Consulting Agreement by and between Nevada Sub and Stephen J. Cloobeck, dated as of July 12, 1996; Consulting Agreement by and among Nevada Sub and Nevada Resort Properties Polo Plaza Limited Partnership (the "Polo Partnership") and Cloobeck Enterprises, dated as of July 12, 1996; Polo Plaza FINOVA (Construction) Loan Agreement, dated as of April 16, 1993, by and between Greyhound Financial Corporation, as Lender and the Polo Partnership, as Borrower; Leasehold Termination Agreement, dated as of June 23, 1997, by and among Cloobeck Enterprises, the Polo Partnership and Nevada Sub; Ground Lease, dated as of July 31, 1996, by and between MacGregor Income Properties West I, Inc. and Cloobeck Enterprises; Option Agreement, dated as of October 3, 1996, by and among the Polo Partnership, Cloobeck Enterprises and Nevada


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Sub; Option Agreement, dated as of October 3, 1996, by and among Polo
Partnership, Cloobeck Enterprises and Nevada Sub; Brooks Family Trust Lease, dated as of June 17, 1996, by and among Nevada Sub and Cloobeck Enterprises, as Tenants, and the Brooks Family Trust and Nevada Brooks Cook, as Landlords; Assignment of Lease, dated as of September 1996, whereby Cloobeck Enterprises assigned its rights and obligations under the Brooks Lease to Nevada Sub; Guaranty, dated as of June 17, 1996, by Company in favor of Brooks Landlords; Lease Termination Agreement, dated as of October 29, 1997, by and between Nevada Sub (as successor Lessor) and Chartwell Vegas Corp. (as successor Lessee); Lease Agreement, dated as of May 1, 1992, by and between Brooks Family Trust, as Lessor and Moving Forward, Inc., as Lessee, as amended; Hotel Management Agreement, dated as of February 1, 1998, by and between Nevada Sub and Chartwell Lodging, Inc., as Manager; and the Option Agreement, dated as of November 1, 1997, by and among Martin J. Cable and Olga B. Cable, as Trustees of the Cable Family Trust and Nevada Sub.

                  "Short-Term Treasuries" means United States Dollar indebtedness consisting of marketable direct obligations issued by the United States Government or any agency thereof and backed by the full faith and credit of the United States, in the form of Book-entry Securities maintained by the Trustee or any nominee acting for it, solely in its name, in an account at the Federal Reserve Bank of New York under the Treasury/Reserve Automated Debt Entry System, issued after July 18, 1984 and maturing within 90 days from the date of acquisition thereof.

                  "Stratosphere Liabilities" has the meaning set forth for such term in the Distribution Agreement.

                  "Tax Liabilities" all Liabilities of Lakes arising out of its indemnification obligations under that certain Tax Allocation and Indemnity Agreement, dated as of the date hereof, between Company and Lakes, to the extent such indemnification obligations are not satisfied pursuant thereto.

                  "Termination Date" has the meaning set forth in Section 6.

                  2. Declaration of Trust. As a non-exclusive source of payment with respect to the observance and performance by Lakes of each and all of its present and future indemnities, liabilities and obligations at any time arising under, pursuant to or in respect of any of the Agreements (collectively, the "Indemnification Obligations"), and the covenants and conditions of this Agreement and the Pledge and Security Agreement (collectively, including the Indemnification Obligations, the "Secured Obligations"), Lakes grants and transfers to the Trustee to hold, and the Trustee is hereby authorized and directed by Lakes to accept, and the Trustee hereby accepts, in trust under this Agreement, for the benefit of Company, its affiliates, subsidiaries and all other present and future holders of any of the Secured Obligations and each and all of their members, successors and assigns, all right, title and interest in the following property:

                     an agreement to pay, substantially in the form of Exhibit A, executed by Lakes in favor of the Trust Estate pursuant to which Lakes is obligated to pay to the Trust Estate: (a) $7.5 million in cash on the first anniversary of the date thereof, (b) an additional


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         $7.5 million in cash on the second anniversary of the date thereof, (c)
         an additional $7.5 million in cash on the third anniversary of the date thereof and (d) an additional $7.5 million in cash on the fourth anniversary of the date thereof.

(collectively, the "Initial Trust Estate," and together with (i) all rights and interests of the Trustee under the Pledge and Security Agreement, (ii) any and all other property at any time hereafter transferred to the Trustee in trust under this Agreement, and (iii) any and all present and future income, distributions, substitutions, replacements and proceeds of or from the Initial Trust Estate and any other such property, the "Trust Estate"). The Trustee, its successors in trust under this Agreement and its assigns and the assigns of its successors and assigns in trust shall have and hold the foregoing Trust Estate until released to Company or Lakes in accordance with the terms hereof, in trust under and subject to the terms and conditions set forth herein for the benefit of Company and as a source of funds for the enforcement of the payment, observance and performance of all Secured Obligations. Company and Lakes hereby consent to the foregoing declaration of trust and agree that the Trust Estate is to be held and applied by the Trustee subject to the further covenants, conditions and trust set forth herein.

                  3. Appointment of Representative and Indemnitee's Agent.

                     a. Lakes hereby designates its:

                             Chairman of the Board,
                      President and Chief Executive Officer
                           and Chief Financial Officer

each of whom is authorized to act alone, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, the "Representative"). Actions and inactions by such Representatives under this Agreement shall be binding and conclusive on Lakes and may be conclusively relied upon by the other parties hereto. Lakes, upon 10 days' written notice to the other parties, may remove any person appointed as Representative or appoint another person as Representative. No Representative shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

                     b. Company hereby appoints its:

                     President and Executive Vice President
                           and Chief Financial Officer

each of whom is authorized to act alone, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, the "Indemnitee's Agent"). Actions and inactions by the Indemnitee's Agent under this Agreement shall be binding and conclusive on Company and may be conclusively relied upon by the other parties hereto. Company, upon 10 days' written notice to the other parties, may remove any person


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appointed as Indemnitee's Agent or appoint another person as Indemnitee's Agent.
No Indemnitee's Agent shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

              4.       Investment and Valuation of Trust Estate.

                       a. The Trustee hereby acknowledges receipt of the Initial Trust Estate.

                                1. The Trustee shall keep all cash at any time
              held by it as part of the Trust Estate, from whatever source such cash may be derived, in an interest-bearing account in United States Dollars maintained by the Trustee solely in the name of the Trustee, as Trustee hereunder, except that:

                                   (1) Such cash shall be invested and
                           reinvested by the Trustee in Short-Term Treasuries,
                           (i) if the Trustee is so directed in writing by the Indemnitee's Agent and if the Indemnitee's Agent states in such writing that an Event of Default has occurred and is continuing, and (ii) after the Trustee receives written directions from the Representative, stating that any and all cash held by the Trustee as part of the Trust Estate shall be kept invested in Short-Term Treasuries, and

                                   (2) Notwithstanding the foregoing, such cash
                           shall be invested by the Trustee in Joint Approval Cash Equivalents if and to the extent so directed by the Representative and the Indemnitee's Agent, acting jointly; and

                                2. Such cash and Cash Equivalents shall be
              invested and reinvested solely in the name of the Trustee or its nominee.

                       b. The Trustee shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption or from any investment or failure to invest made in accordance with this Agreement.

                       c. Income, if any, resulting from the investment of the Trust Estate shall be for the account of Lakes, but shall be held as part of the Trust Estate, subject to the provisions of this Agreement.

              5.       Payment of Claims.

                       a. From time to time on or before the termination of this Agreement, the Indemnitee's Agent may deliver a notice (a "Notice") to the Representative and the Trustee specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") that Company has under the Merger Agreement and/or the Distribution Agreement; Company may make more than


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one Claim with respect to any underlying state of facts. If Representative gives notice to the Indemnitee's Agent and the Trustee disputing any Claim (a "Counter Notice") within 15 days following its receipt of the Notice, such Claim shall be resolved as provided in Section 5(b). Lakes must have a reasonable basis in giving any such Counter Notice and shall set forth in reasonable detail the basis of its objection to the Claim in the Counter Notice. If no Counter Notice is received by the Trustee within such 15-day period, then (i) the dollar amount of the Claim, as set forth in the Notice, shall be deemed established for purposes of this Agreement and the agreement(s) under which the Claim arose and
(ii) at the end of such 15-day period, the Trustee shall pay to Company the dollar amount claimed in the Notice from the Trust Estate; provided, however, to the extent that the Trust Estate does not contain sufficient funds to pay the Claim (after the liquidation of the assets comprising the Trust Estate), such Claim shall be paid by Trustee to the extent of such funds and the remaining portion of the Claim shall be paid by Trustee, with no further notice to or consent required by the Representative, as soon as further deposits are made by Lakes into the Trust Estate.

                      b. If a Counter Notice is received with respect to a Claim, the parties (other than the Trustee) shall promptly meet and confer and attempt in good faith to resolve the objection. If they succeed, the parties (other than the Trustee) shall promptly and jointly notify the Trustee in writing and the Trustee shall act in accordance with such joint written notice. If the parties shall not succeed within 5 business days of Company's receipt of the Counter Notice, they shall, within an additional 10 business days, commence and thereafter promptly complete an arbitration proceeding in accordance with the provisions of Section 21 hereof. Thereafter, unless the parties shall otherwise jointly instruct the Trustee in writing, the Trustee shall make payment with respect to the Claim, if any, in accordance with the arbitrator's award when received.

                      c. The Trustee (i) shall not be obligated to give any notice under any of the foregoing provisions in this Section 5 and (ii) shall not be entitled to object to any Notice given under any such provisions.

              6.      Termination of Agreement.

                      a.    This Agreement shall terminate on the date after
(i) Company determines that all known material Indemnification Obligations with respect to the Polo Plaza Project Liabilities, the Stratosphere Liabilities and the Tax Liabilities have been completely settled (and with respect to any settlement subject to court approval, such settlement shall have become final and non-appealable) and satisfied, (ii) Company determines that no additional material Indemnification Obligations are reasonably likely to arise out of, or be asserted with respect to, the Polo Plaza Project Liabilities or the Stratosphere Liabilities and (iii) Company and Lakes determine that no material Indemnification Obligations are likely to arise out of, or be asserted with respect to, any material Tax Liabilities (such date of termination, the "Termination Date"). As promptly as practical after the Termination Date, the Trustee shall release any remaining property (after the payment of (A) any and all taxes owing with respect to the Trust Estate, if any, and (B) all of the Trustee's fees, expenses and costs) in the Trust Estate to Lakes.

                      b. Upon the final distribution of all of the Trust Estate in accordance with


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the terms of this Agreement, this Agreement shall terminate, except that the provisions of Sections 10, 11, 14, 21 and 22 hereof shall survive such termination.

                      c. Notwithstanding the foregoing, the Trustee shall not be obligated to release or deliver any assets of the Trust Estate pursuant to this Section 6 except if and to the extent (i) the Trustee receives joint written instructions from the Representative and the Indemnitee's Agent, directing such release or delivery, (ii) the Trustee (x) receives notice from the Representative directing that such release or delivery to be made on any date occurring after the Termination Date, (y) has given the Indemnitee's Agent notice of the Trustee's receipt of such direction from the Representative, and at least 30 days have elapsed since such notice was given to the Indemnitee's Agent, and (z) has not received notice of objection to such release or delivery from the Indemnitee's Agent, or (iii) in accordance with an arbitrator's award, directing that such release or delivery be made on any date occurring after the Termination Date, delivered in an arbitration proceeding conducted in accordance with the provisions of Section 21 hereof.

                  7. Directions to Trustee. Both prior to and after the occurrence of any Event of Default, the Trustee shall (subject to Sections 9 and 10 hereof) cooperate with Company, as Secured Party under the Pledge and Security Agreement, in its efforts to exercise and enforce its rights and remedies under the Pledge and Security Agreement in accordance with such instructions as the Trustee from time to time may receive from Company, so long as such instructions do not, in the good faith opinion of the Trustee, require it to engage in any action which would violate any applicable law, regulation, judgment, order or decree or expose it to liability for which it has not received indemnification from Company pursuant to Section 11 hereof.

                  8. Tax Matters. Each party to this Agreement shall provide a completed IRS Form W-8 or Form W-9 to the Trustee upon request by the Trustee.

                  9. Duties of the Trustee. The Trustee shall have no duties or responsibilities other than those expressly set forth in this Agreement and the Pledge and Security Agreement, and no implied duties or obligations shall be read into this Agreement or the Pledge and Security Agreement against the Trustee. The Trustee shall have no duty to enforce any obligation of any person, other than as provided herein. The Trustee shall be under no liability to anyone by reason of any breach or failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

                  10. Liability of the Trustee; Withdrawal.

                      a. The Trustee shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith (except as provided in the immediately succeeding sentence), and may rely conclusively and shall be protected in taking or omitting to take any action based upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the


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Trustee to be genuine and to be signed or presented by the proper person(s). The
Trustee shall not be held liable for any error in judgment made in good faith by an officer of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts or acted intentionally in bad faith. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto.

                           b. Without limitation of any other provision of this
Agreement, the Trustee shall not be responsible for and may conclusively rely upon and shall be protected, indemnified and held harmless by Lakes or Company, as the case may be, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received (from any party), held or delivered by such party hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Trustee be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver a document, property or this Agreement.

                           c. No provision of this Agreement or the Pledge and
Security Agreement shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power hereunder or thereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

                           d. The Trustee makes no statement, promise,
representation or warranty whatsoever, and shall have no liability whatsoever, to Company or its successors or assigns as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or the Pledge and Security Agreement or as to the creation, perfection, priority or enforceability of any security interest granted, or deemed to be granted, hereunder or thereunder or as to the existence, ownership, quality, condition, value or sufficiency of any of the Trust Estate or as to any other matter whatsoever, except only that the Trustee represents and warrants to the other parties hereto that (i) it has the right, power and authority, and all required licenses and consents, to execute, deliver and perform its duties under this Agreement and the Pledge and Security Agreement, and (ii) this Agreement and the Pledge and Security Agreement have been duly executed and delivered by it, upon due authorization, and (without representing as to the legality, binding effect or sufficiency of any provision herein or therein) are binding upon and legally enforceable against it, subject to laws generally affecting the enforcement of creditors' rights and the effect of equitable principles, whether considered in a court of law or equity.

                           e. In the event that the Trustee shall become
involved in any arbitration or litigation relating to the Trust Estate, the Trustee is authorized to comply with any final, binding and nonappealable decision reached through such arbitration or litigation.

                           f. The Trustee may resign at any time and be
discharged from its duties and obligations hereunder and under the Pledge and Security Agreement, by giving notice to the other parties. Such resignation shall not discharge or otherwise effect the Trust Estate or any


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property comprising part of the Trust Estate or any beneficial interest therein or the rights, powers and liens created by or arising under this Agreement and the Pledge and Security Agreement. Such resignation shall take effect when a successor Trustee has been appointed by Company and has accepted the trusts herein provided. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  g. A successor Trustee shall deliver a written acceptance of its appointment to Lakes, the retiring Trustee and to Company. Thereupon, the resignation of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement and all of the rights, powers and liens granted to the Trustee under the Pledge and Security Agreement. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided all sums owing to the retiring Trustee have been paid.

                  h. Notwithstanding the replacement of the Trustee pursuant to this Section 10, the resigning Trustee shall continue to be entitled to the rights, immunities and benefits provided under Sections 9, 10, 11 and 21 hereof.

              11. Trustee's Fees and Indemnification. All fees (as may from time to time be agreed in writing by the Trustee and Lakes) and reasonable expenses and disbursements of the Trustee for its services hereunder and under the Pledge and Security Agreement, shall be paid by Lakes. Company and Lakes, jointly and severally, hereby agree to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, including legal or other fees arising out of or in connection with its entering into this Agreement and the Pledge and Security Agreement and carrying out its duties hereunder or thereunder, including the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. The Trustee shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection with this Agreement or the Pledge and Security Agreement, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that the Trustee shall not be indemnified against any loss, liability or expense arising out of its bad faith, gross negligence or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Trustee.

              12. Inspection. All funds or other property held as part of the Trust Estate shall at all times be clearly identified on the Trustee's accounts as being held by the Trustee hereunder. Any party hereto may at any time during the Trustee's business hours (with reasonable notice) inspect any records or reports relating to the Trust Estate.

              13. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) when receipt is automatically acknowledged if transmitted by telecopy, electronic or digital transmission method, (iii) the day after it is sent, if


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sent for next day delivery to an address within the United States and Puerto
Rico by recognized overnight delivery service (e.g. Federal Express), (iv) the third day after it is sent, if sent for next day delivery to any other address by recognized international delivery service, and (v) upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                      a. If to Lakes or the Representative:

                                          Lakes Gaming, Inc.
                                          130 Cheshire Lane
                                          Minnetonka, Minnesota 55305
                                          Attn:  Chairman of the Board
                                          Telecopy:  (612) 449-8509

                         with a copy to:

                                          Maslon Edelman Borman & Brand, LLP
                                          3300 Norwest Center
                                          90 South Seventh Street
                                          Minneapolis, Minnesota  55402
                                          Attn:  Neil I. Sell, Esq.
                                          Telecopy: (612) 672-8397

                      b. If to Company or Indemnitee's Agent:

                                          Grand Casinos, Inc.
                                          3930 Howard Hughes Parkway, 4th Floor
                                          Las Vegas, Nevada 89109
                                          Attn:  General Counsel
                                          Telecopy:  (702) 699-5179

                         with a copy to:

                                          Sills Cummis Zuckerman
                                          Radin Tischman Epstein & Gross
                                          One Riverfront Plaza
                                          Newark, NJ  07102
                                          Attn:  Michael Tischman, Esq.
                                          Telecopy:  (973) 643-6500




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                     c. If to the Trustee:

                                          First Union National Bank
                                          230 S. Tryon Street
                                          Charlotte, North Carolina 28288
                                          Attn:  Donna J. Flanagan, Corporate
                                             Trust Dept.
                                          Telecopy (704) 383-7316

              14. Non-Exclusive Remedy. Company and Lakes agree and acknowledge that the Trust Estate shall not be Company's exclusive method of receiving indemnification from Lakes pursuant to the Agreements and Lakes shall be and remain in all respects personally liable for all Indemnification Obligations and each liability may be enforced by any lawful means.

              15. Modification; Waiver. Subject to applicable law, this Agreement may be amended, modified or supplemented, with respect to any of the terms contained herein, only by written agreement of the parties and the rights, remedies, immunities and benefits created hereby or arising hereunder in favor of any person may be waived by it only by an instrument in writing signed by it. No such right, remedy, immunity or benefit shall be deemed waived by reason of such person's failure to act, oral statements or course of conduct, including any grant of a waiver on a different or prior occasion.

              16. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

              17. Assignment. This Agreement, and the rights, interests and obligations hereunder, shall not be assigned by Lakes (whether by operation of law or otherwise) without the prior written consent of Company. Subject to the foregoing provisions of this Section 17, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

              18. Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of New York (without reference to the choice of law provisions).

              19. Interest in Trust Estate. Lakes has no interest in the Trust Estate except only as to any property which has been released from the Trust Estate and delivered to Lakes after the Termination Date as herein provided, effective upon such release and delivery.

              20. Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment; provided, however, that nothing in this Section 20 shall be deemed to limit or otherwise modify the Trustee's rights under Sections 10, 11 and 21 hereof.

              21. Arbitration. The parties hereto agree that any dispute, controversy or disagreement between the parties related to the obligations of the parties under this Agreement in respect of which resolution cannot be reached shall be submitted for mediation and final and binding arbitration in accordance with Section 9.14 of the Distribution Agreement, including Section 9.14(c) thereof regarding the parties' ability to seek specific performance or injunctive relief thereof.

              Notwithstanding anything in the preceding paragraph of this
Section 21 to the contrary, the parties shall have the right to submit to a court, in accordance with the following provisions of this Section 21, (i) any claim asserted by the Trustee, in its personal capacity, for the payment of fees, expenses, disbursements or indemnification due to the Trustee under
Section 14 hereof (or due under any indemnity given to the Trustee pursuant to Section 14 hereof), (ii) any claim asserted against the Trustee personally, seeking damages or other relief against the Trustee (and not for purposes of binding the Trust Estate) based on or relating to any alleged breach of any duty or other actionable conduct of the Trustee, and (iii) any claim asserted by or against the Trustee personally (and not for purposes of binding the Trust Estate) otherwise relating in any manner to the rights, immunities and benefits granted to the Trustee under Sections 12, 13 and 14 hereof (each of the claims described in the foregoing clauses (i), (ii) and (iii) is a "Trustee Claim"); and, with respect to solely to such claims:

                  a. No party shall be obligated or entitled to submit any Trustee Claim to arbitration or be bound by any arbitrator's award that might in any manner relate to any Trustee Claim;

                  b. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY TRUSTEE CLAIM MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION


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



OF THOSE COURTS FOR PURPOSES OF ADJUDICATION OF ANY TRUSTEE CLAIM. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION FOR PURPOSES OF ADJUDICATION OF ANY TRUSTEE CLAIM. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY NEW YORK LAW.

                   c.  EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY
JURY OF ANY TRUSTEE CLAIM AND AGREES THAT ANY TRUSTEE CLAIM SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE PLEDGE AND SECURITY AGREEMENT OR ANY PROVISION HEREOF OR THEREOF, INSOFAR AS IT MAY CREATE A DEFENSE TO ANY TRUSTEE CLAIM. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE PLEDGE AND SECURITY AGREEMENT.

               22. Remedies Cumulative. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

               23. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

               24. Specimen Signature. Each person at any time appointed as the Representative or the Indemnitee's Agent shall present a specimen signature to the Trustee within a reasonable time.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                      "COMPANY"

                                      GRAND CASINOS, INC.,
                                      a Minnesota corporation



                                      By: /s/  TIMOTHY COPE
                                          ---------------------------------
                                          Name:  Timothy Cope
                                          Title: Chief Financial Officer



                                      "LAKES"

                                      LAKES GAMING, INC.,
                                      a Minnesota corporation



                                      By: /s/  TIMOTHY COPE
                                          ---------------------------------
                                          Name:  Timothy Cope
                                          Title: Chief Financial Officer


                                      "TRUSTEE"

                                      FIRST UNION NATIONAL BANK,
                                      a national banking association



                                      By: /s/  DONNA J. FLANAGAN
                                          ---------------------------------
                                          Name:  Donna J. Flanagan
                                          Title: Vice President

                                    EXHIBIT A

                                AGREEMENT TO PAY


         THIS AGREEMENT TO PAY (this "Agreement"), dated as of December 31, 1998, is entered into by and among LAKES GAMING, INC. (formerly known as GCI LAKES, INC.), a Minnesota corporation ("Lakes") and FIRST UNION NATIONAL BANK, a national banking association ("Payee"), in Payee's capacity as (i) Trustee under that certain Trust Agreement, dated of even date herewith (the "Trust Agreement"), by and among Lakes, Payee and GRAND CASINOS, INC., a Minnesota Corporation ("Company") and (ii) a party to that certain Pledge and Security Agreement, dated of even date herewith (the "Pledge and Security Agreement" and, together with the Trust Agreement, the "Indemnification Trust Agreements") among Lakes, and Payee and Company.

         In consideration for the consummation of the transactions contemplated by the Merger Agreement (as defined in the Indemnification Trust Agreements) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lakes hereby agrees to pay the payee the aggregate sum of $30,000,000. Such amount shall be payable as follows: (a) $7.5 million in cash on the first anniversary of the date of this Agreement, (b) an additional $7.5 million in cash on the second anniversary of the date of this Agreement, (c) an additional $7.5 million in cash on the third anniversary of the date of this Agreement, and (d) an additional $7.5 million in cash on the fourth anniversary of the date of this Agreement, payable pursuant to and in accordance with the Indemnification Trust Agreements.

         Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Merger Agreement.

         Each of this Agreement and the payments contemplated hereby is subject and entitled to the benefits of the Indemnification Trust Agreements, the Merger Agreement and the Distribution Agreement (as defined in the Indemnification Trust Agreements), reference to each of which is hereby made for a more complete statement of the terms and conditions under which the obligations evidenced hereby are made and are to be paid.

         All payments due pursuant to this Agreement shall be made without defense, set off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to payee in accordance with the terms of the Indemnification Trust Agreements.

         Lakes acknowledges and agrees that Secured Party (as defined in the Pledge and Security Agreement) is an intended third party beneficiary of this Agreement. Upon the occurrence of Event of Default (as defined in the Pledge and Security Agreement), Secured Party may exercise and enforce each and all of its rights and remedies under the Pledge and Security Agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of this Agreement.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by its duly authorized officer, as of the day and year first written above.


                                      "LAKES"

                                      LAKES GAMING, INC.,
                                      a Minnesota corporation



                                      By:  /s/ TIMOTHY COPE
                                          ---------------------------------
                                          Name:  Timothy Cope
                                          Title: Chief Financial Officer


                                      "PAYEE"

                                      FIRST UNION NATIONAL BANK,
                                      a national banking association



                                      By:  /s/ DONNA J. FLANAGAN
                                          ---------------------------------
                                          Name:  Donna J. Flanagan
                                          Title: Vice President











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